Exhibit 99.1

News Release

13320 Ballantyne Corporate Place Suite D

Charlotte, NC 28277

Immediate Release

Columbus McKinnon Completes Acquisition of Kito Crosby

•	Complementary combination creates a global leader in lifting solutions with enhanced capabilities to serve customers across diverse end markets and geographies

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Business combination with Kito Crosby expected to scale the business, deliver improved Adjusted EBITDA Margin and enhance shareholder value through the delivery of $70 million of expected net annual run rate cost synergies

•	Executive Leadership Team appointed to drive growth, margin expansion, synergy realization and net leverage reduction

CHARLOTTE, NC, February 4, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Columbus McKinnon” or the “Company”), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, announced today that it has completed its acquisition (the “Acquisition”) of Kito Crosby Limited (“Kito Crosby”) from funds managed by leading global investment firm, KKR.

The Company expects that the Acquisition will scale the business of the combined Company, deliver improved Adjusted EBITDA Margin and enhance shareholder value through the delivery of $70 million of expected net annual run rate cost synergies with upside from potential revenue synergies.

“This is a transformational moment for Columbus McKinnon, expanding our offerings and scale to further our vision of becoming a global leader in intelligent motion solutions for materials handling,” said David J. Wilson, President and Chief Executive Officer of Columbus McKinnon. “This transaction brings together two innovative companies with industry-leading technical expertise, customer-centric cultures and a shared vision for operational excellence to drive new levels of safety, reliability and performance for customers across the globe. We’re very excited to officially welcome Kito Crosby to our global team as we combine the best of our collective businesses and set a new standard of excellence across the industry.”

Columbus McKinnon announced on February 10, 2025, that it had entered into a definitive agreement to acquire Kito Crosby. The Acquisition was approved pursuant to 14 regulatory review processes, including clearance by the Antitrust Division of the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on January 31, 2026.

Executive Leadership Team

In conjunction with the closing of the Acquisition, Columbus McKinnon is announcing a new Executive Leadership Team, designed to lead the combined organization into its next phase of growth. The team will be comprised of leaders from both Columbus McKinnon and Kito Crosby, who bring deep commercial, operational and functional expertise, proven track records in the industrials sector and a rich legacy of innovation.

David Wilson will serve as President and Chief Executive Officer and Gregory Rustowicz will serve as Executive Vice President and Chief Financial Officer. Appal Chintapalli, the Company’s current President of the Americas will be joined by Yoshio Kito, President of Asia Pacific, and Wim Fabricius, President of Europe, the Middle East & Africa, to serve as the Company’s regional business leaders. Jon Backes and Carlo Lonardi will continue to serve in significant leadership roles within the Americas organization, President of Americas Lifting Hardware and President of Americas Hoist & Cranes, respectively, reporting to Appal Chintapalli. These business leaders will be complemented by an exceptional set of functional leaders from both Kito Crosby and Columbus McKinnon who will round out the Executive Leadership Team.

“Built on a foundation of shared values and guided by these leaders, our team is well-positioned to deliver enhanced value for our customers and shareholders, combining the best of both organizations to accelerate innovation in material handling solutions,” added Wilson. “I’m confident that we will leverage our industry-leading expertise to deliver on our most critical initiatives, including successfully integrating our business, realizing cost synergies, generating revenue synergies and reducing our Net Leverage Ratio.”

Together, the new leadership team possesses a wealth of talent, deep industry knowledge, operational expertise and strong financial discipline. Additionally, several leaders will continue to support the Company in advisory capacities through a transition period over the next several months. The team is grateful to KKR (the former majority owner of Kito Crosby) and the Kito Crosby leadership team for successfully positioning their business for this next chapter.

Board of Directors

In connection with CD&R’s $800.0 million Series A cumulative convertible participating preferred share investment as part of the financing for the Acquisition, Columbus McKinnon expanded its Board of Directors from 9 directors to 12 directors and appointed Michael Lamach, Nate Sleeper and Andrew Campelli to serve on the Board of Directors. Each of these leaders has significant experience partnering with management teams to create lasting value at a wide variety of companies, particularly in the industrials and manufacturing sectors.

Advisors

For Columbus McKinnon, J.P. Morgan Securities LLC is acting as the financial advisor, and DLA Piper LLP (US), Hodgson Russ LLP, Hogan Lovells US LLP and Skadden, Arps, Slate, Meagher & Flom LLP are acting as legal advisors. Evercore and Goldman Sachs & Co. LLC are acting as lead financial advisors and UBS Investment Bank is acting as financial advisor for Kito Crosby and KKR, while Kirkland & Ellis LLP and Simpson Thacher & Bartlett LLP are acting as legal advisors. Debevoise & Plimpton LLP is acting as legal advisor for CD&R, with Guggenheim Securities LLC acting as its financial advisor.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

About Kito Crosby

Kito Crosby is the global leader of the lifting and securement industry it pioneered, and for which it continues to set the quality standard. With global engineering, manufacturing, distribution, and operations, the company provides a broad range of products and solutions for the most demanding applications. Kito Crosby’s people, products, solutions, and service have innovated the lifting and securement industry for more than 260 years. Together we lift and secure the world today, for a safer, stronger, and more productive tomorrow. Our iconic brands include Kito, Crosby, Harrington, Gunnebo Industries, Peerless and eepos.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding the Acquisition, our business, the business of Kito Crosby and our combined businesses, our future and pro forma expected financial results, including regarding improvements to Adjusted EBITDA Margin, the amount of annual net run rate cost synergies that we are able to achieve in connection with the Acquisition, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of Columbus McKinnon, Kito Crosby and the combined businesses to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, (1) the risk that the cost synergies and any revenue synergies from the Acquisition may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the pendency of the transactions, (3) the risk that the integration of Kito Crosby’s business and operations into Columbus McKinnon will be materially delayed or will be more costly or difficult than expected, or that Columbus McKinnon is otherwise unable to successfully integrate Kito Crosby’s businesses into its own, including as a result of unexpected factors or events, (4) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the Acquisition, (5) the dilution caused by the issuance of perpetual convertible preferred equity to CD&R, (6) risks related to management and oversight of the expanded business and operations of Columbus McKinnon following the Acquisition due to the increased size and complexity of its business, and (7) general competitive, economic, political and market conditions and other factors that may affect future results of Columbus McKinnon, Kito Crosby or the combined businesses. These risks also include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Contact

Kristine Moser

VP IR and Treasurer

Columbus McKinnon Corporation

704-322-2488

kristy.moser@cmco.com

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